Exhibit 99.1

PDS Biotech Independent Data Monitoring Committee Recommends VERSATILE-002 Trial Continuation without Modifications

Safety evaluation of 43 patients with no grade 3 or higher treatment-related adverse events

FLORHAM PARK, N.J., Aug. 04, 2022 (GLOBE NEWSWIRE) -- PDS Biotechnology Corporation (Nasdaq: PDSB), a clinical-stage immunotherapy company developing a growing pipeline of targeted cancer immunotherapies and infectious disease vaccines based on the Company’s proprietary Versamune® and Infectimune™ T cell activating technologies, today announced that its independent Data Monitoring Committee (DMC) met for its scheduled review of PDS0101 in combination with Merck’s anti-PD-1 therapy, KEYTRUDA® (pembrolizumab) for the potential treatment of recurrent or metastatic HPV16-positive head and neck cancer.

Data from the 43 patients included both Stage 1 and Stage 2 checkpoint inhibitor (CPI) naïve subjects and Stage 1 CPI refractory subjects in the safety analysis. Assessment of clinical efficacy was not a focus of the DMC meeting review. Based on their review of patients with available safety data, PDS0101 in combination with KEYTRUDA® continues to appear safe and well tolerated. Specifically, there were no drug discontinuations related to toxicity as of the DMC review. In addition, there were no Grade 3 or greater treatment-related adverse events attributed to the combination. The DMC recommended continuing the trial with no modifications.

“The safety profile of PDS0101 in combination with KEYTRUDA® was consistent with previously reported studies of KEYTRUDA® alone.” mentioned Dr. Lauren V. Wood, Chief Medical Officer of PDS Biotech. “The safety data in patients with recurrent or metastatic HPV16-positive head and neck cancer continues to appear to be well tolerated. We look forward to evaluating this further in the VERSATILE-002 trial.”

VERSATILE-002 enrollment has progressed to Stage 2 for the checkpoint inhibitor (CPI) naive cohort and is ongoing in Stage 1 for the CPI refractory cohort. The DMC is comprised of an independent group of clinical and scientific leaders in the field of immuno-oncology and is responsible for reviewing and evaluating patient safety and efficacy data in the Phase 2 VERSATILE-002 trial.

KEYTRUDA® is a registered trademark of Merck Sharp and Dohme LLC, a subsidiary of Merck & Co., Inc., Rahway, NJ, USA.

About VERSATILE-002

VERSATILE-002 is a single-arm Phase 2 trial evaluating the safety and efficacy of PDS0101, an HPV16-targeted investigational T cell-activating immunotherapy that leverages PDS Biotech’s proprietary Versamune® technology, in combination with Merck’s anti-PD-1 therapy, KEYTRUDA® (pembrolizumab). The combination is being evaluated in CPI-naïve and CPI-refractory patients with recurrent/metastatic HPV16-positive head and neck squamous cell carcinoma (HNSCC) and was granted Fast Track designation by the Food and Drug Administration in June 2022.

In June 2022, preliminary efficacy and safety data were presented at the American Society of Clinical Oncology (ASCO) Annual Meeting for CPI-naïve patients (PR link). Preliminary data from the first 19 patients demonstrated that 77% of the patients with available imaging (17 of 19) had either disease stabilization or tumor shrinkage. Additionally, the overall survival rate of these patients at 9-months was 87%.

About PDS Biotechnology

PDS Biotech is a clinical-stage immunotherapy company developing a growing pipeline of targeted cancer and infectious disease immunotherapies based on the Company’s proprietary Versamune® and Infectimune™ T cell activating technology platforms. We believe our Versamune® based products have demonstrated the potential to overcome the limitations of current immunotherapy by inducing in vivo, large quantities of high-quality, highly potent polyfunctional tumor specific CD4+ helper and CD8+ killer T cells. PDS Biotech has developed multiple therapies, based on combinations of Versamune® and disease-specific antigens, designed to train the immune system to better recognize diseased cells and effectively attack and destroy them. The Company continues to advance its pipeline of candidates to address a wide range of cancers including HPV16-associated cancers (anal, cervical, head and neck, penile, vaginal, vulvar) and breast, colon, lung, prostate and ovarian cancers.

Our Infectimune™ based vaccines have demonstrated the potential to induce not only robust and durable neutralizing antibody responses, but also powerful T cell responses including long-lasting memory T cell responses. To learn more, please visit www.pdsbiotech.com or follow us on Twitter at @PDSBiotech.

Forward Looking Statements

This communication contains forward-looking statements (including within the meaning of Section 21E of the United States Securities Exchange Act of 1934, as amended, and Section 27A of the United States Securities Act of 1933, as amended) concerning PDS Biotechnology Corporation (the “Company”) and other matters. These statements may discuss goals, intentions and expectations as to future plans, trends, events, results of operations or financial condition, or otherwise, based on current beliefs of the Company’s management, as well as assumptions made by, and information currently available to, management. Forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “may,” “will,” “should,” “would,” “expect,” “anticipate,” “plan,” “likely,” “believe,” “estimate,” “project,” “intend,” “forecast,” “guidance”, “outlook” and other similar expressions among others. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties and are not guarantees of future performance. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation: the Company’s ability to protect its intellectual property rights; the Company’s anticipated capital requirements, including the Company’s anticipated cash runway and the Company’s current expectations regarding its plans for future equity financings; the Company’s dependence on additional financing to fund its operations and complete the development and commercialization of its product candidates, and the risks that raising such additional capital may restrict the Company’s operations or require the Company to relinquish rights to the Company’s technologies or product candidates; the Company’s limited operating history in the Company’s current line of business, which makes it difficult to evaluate the Company’s prospects, the Company’s business plan or the likelihood of the Company’s successful implementation of such business plan; the timing for the Company or its partners to initiate the planned clinical trials for PDS0101, PDS0203 and other Versamune® and Infectimune™based product candidates; the future success of such trials; the successful implementation of the Company’s research and development programs and collaborations, including any collaboration studies concerning PDS0101, PDS0203 and other Versamune® and Infectimune™based product candidates and the Company’s interpretation of the results and findings of such programs and collaborations and whether such results are sufficient to support the future success of the Company’s product candidates; the success, timing and cost of the Company’s ongoing clinical trials and anticipated clinical trials for the Company’s current product candidates, including statements regarding the timing of initiation, pace of enrollment and completion of the trials (including the Company’s ability to fully fund its disclosed clinical trials, which assumes no material changes to our currently projected expenses), futility analyses, presentations at conferences and data reported in an abstract, and receipt of interim or preliminary results (including, without limitation, any preclinical results or data), which are not necessarily indicative of the final results of the Company’s ongoing clinical trials; any Company statements about its understanding of product candidates mechanisms of action and interpretation of preclinical and early clinical results from its clinical development programs and any collaboration studies; and other factors, including legislative, regulatory, political and economic developments not within the Company’s control, including unforeseen circumstances or other disruptions to normal business operations arising from or related to COVID-19. The foregoing review of important factors that could cause actual events to differ from expectations should not be construed as exhaustive and should be read in conjunction with statements that are included herein and elsewhere, including the risk factors included in the Company’s annual and periodic reports filed with the SEC. The forward-looking statements are made only as of the date of this press release and, except as required by applicable law, the Company undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Versamune® is a registered trademark and Infectimune™ is a trademark of PDS Biotechnology.

Investor Contacts:
Deanne Randolph
PDS Biotech
Phone: +1 (908) 517-3613
drandolph@pdsbiotech.com

Rich Cockrell
CG Capital
Phone: +1 (404) 736-3838
Email: pdsb@cg.capital